Exhibit 99.1

China XD Plastics Announces Results of 2014 Annual Shareholders Meeting

HARBIN, China, Dec. 3, 2014 /PRNewswire/ -- China XD Plastics Company Limited (NASDAQ: CXDC, "China XD Plastics" or the "Company"), one of China's leading specialty chemical producers engaged in the development, manufacture and sale of polymer composite materials primarily for automotive applications, today announced the results of the Company’s 2014 Annual Shareholders Meeting and Annual Board Meeting, both of which were held on December 3, 2014 in Harbin, China.

At the Annual Shareholders Meeting, the Company’s shareholders approved the following proposals as recommended by the Company’s Board of Directors (the “Board”):

1.
Electing a total of eight (8) directors to the Board, including two (2) directors elected solely by the holders of the Company’s Series D Preferred Stock, to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

2.	Ratifying the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

At the Annual Board Meeting, the Board voted to:

1.    Approve China XD Plastics’ 2015 Annual Plan and authorize the Company’s executive management to implement the plan.

2.    Approve China XD Plastics’ 2015 executive appointments and authorize the Company’s management to reappoint employees below management level.

Additionally, after approving China XD Plastics’ 2015 Annual Plan, the Board discussed the business plan for the second phase of the Dubai project in detail, concluding that the second phase is necessary and feasible in light of the revenue ramp generated during phase one.  A formal business plan will be presented to the Board after the Company confirms the procurement proposals with customers for 2015.  The Company will officially start the second phase of the Dubai Project upon approval of the Board.

About China XD Plastics Company Limited

China XD Plastics Company Limited, through its wholly-owned subsidiaries, develops, manufactures and sells polymer composites materials, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of 25 automobile brands manufactured in China, including without limitation, AUDI, BMW, VW, GM, Mazda, Toyota. The Company's wholly-owned research center is dedicated to the research and development of polymer composites materials and benefits from its cooperation with well-known scientists from prestigious universities in China. As of September 30, 2014, 311 of the Company's products have been certified for use by one or more of the automobile manufacturers in China. For more information, please visit the Company’s English website at http://www.chinaxd.net, and the Chinese website at http://www.xdholding.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's ability to raise additional capital to finance the Company's activities; the effectiveness, profitability, and the marketability of its the ongoing mix shift to more advanced products; legal and regulatory risks; the Company's ability to execute its growth strategy, including its overseas expansion strategy, and the effectiveness of its marketing strategy; the future trading of the common stock of the Company; the Company's ability to operate as a public company; the period of time for which its current liquidity will enable the Company to fund its operations; general economic and business conditions; the volatility of the Company's operating results and financial condition; the Company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts:
China XD Plastics

Mr. Taylor Zhang
CFO (New York)
US Phone: +1 (212) 747-1118
Email: cxdc-ir@chinaxd.net

ICR

Mr. Gary Dvorchak, CFA
Senior Vice President
US Phone: +1 (310) 954-1123
China Phone: +86 (138) 1079-1408
Email: Gary.Dvorchak@icrinc.com